Exhibit 8.1

April 7, 2025

Redfin Corporation

1099 Stewart Street, Suite 600

Seattle, WA 98101

Ladies and Gentlemen,

We have acted as counsel to Redfin Corporation, a Delaware corporation (“Company”), in connection with that certain Agreement and Plan of Merger, dated as of March 9, 2025 (the “Agreement”) by and among Rocket Companies, Inc., a Delaware corporation (“Parent”); Neptune Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”); and the Company. Pursuant to the Agreement, Merger Sub will be merged with and into Company, with Company surviving the Merger as a wholly owned subsidiary of Parent (the “Merger”) according to the terms and conditions set forth in the Agreement. The time at which the Merger becomes effective is hereafter referred to as the “Effective Time.”

This opinion is being delivered in connection with the Registration Statement (File No. []) of Parent on Form S-4, filed on April 7, 2025 with the Securities and Exchange Commission (the “Registration Statement”). All section references, unless otherwise indicated, are to the United States Internal Revenue Code of 1986, as amended (the “Code”). Capitalized terms not defined herein have the meanings specified in the Agreement unless otherwise indicated.

In rendering our opinion, we have examined and, with your consent, are expressly relying upon (without any independent investigation thereof) the truth and accuracy of the statements, covenants, representations and warranties contained in the following documents (including all schedules and exhibits thereto):

(a)	The Agreement (including any amendments, exhibits, and schedules thereto);

(b)	A tax representation letter of Parent and Merger Sub, signed by an authorized officer of each of Parent and Merger Sub, delivered to us by Parent and Merger Sub for purposes of this opinion and incorporated herein by reference; and

(c)	A tax representation letter of the Company, signed by an authorized officer of Company, delivered to us by Company for purposes of this opinion and incorporated herein by reference.

(d)	Such other documents and corporate records as we have deemed necessary or appropriate for purposes of our opinion.

In rendering our opinion, we have assumed, without any independent investigation or verification, that all of the information as to factual matters contained in the documents referred to herein is true, correct, and complete and no actions have been taken or will be taken which are inconsistent with such statements, descriptions or representations or which make any such statements, descriptions or representations untrue, incorrect or incomplete. Any inaccuracy with respect to factual matters contained in the documents or incompleteness in our understanding of the facts could alter the conclusion reached herein.

In addition, for purposes of rendering our opinion, we have assumed with your permission, that:

(i)	All signatures on all documents reviewed by us are genuine, all documents submitted to us as originals are authentic, true and correct, all documents submitted to us as copies are true and correct copies of the originals thereof, there has been (or will be by the Effective Time) execution and delivery of all documents where execution and delivery are prerequisites to the effectiveness thereof, and each natural person signing any document reviewed by us had the legal capacity to do so;

(ii)	Any representation or statement referred to above made “to the knowledge” or otherwise similarly qualified is correct without such qualification, and all statements and representations, whether or not qualified, are true and will remain true through the Effective Time of the Merger and thereafter where relevant;

(iii)	The parties have complied with and, if applicable, will continue to comply with, the covenants contained in the Agreement, the Registration Statement, and the Proxy Statement/Prospectus (and no covenants or conditions described therein and affecting this opinion (including, for clarity, the condition specified in Section 5.3(f) of the Agreement) will be waived or modified); and

(iv)	The Merger and the transactions contemplated in the Agreement will be effected in accordance with the terms thereof.

Based on the foregoing documents, materials, and assumptions and information, and subject to the qualifications and assumptions set forth herein, it is our opinion that the Merger will constitute a “reorganization” within the meaning of Section 368(a) of the Code. Additionally, we confirm that the statements set forth in the Registration Statement under the heading “Material U.S. Federal Income Tax Consequences,” subject to the assumptions, exceptions, limitations and qualifications set forth herein and described in the Registration Statement, constitute our opinion as to the material U.S. federal income tax consequences of the Merger to U.S. holders (as defined in the Registration Statement) of Company Common Stock as of the effective date of the Registration Statement.

This opinion is rendered only as of the date hereof, and we undertake no obligation to supplement, update or revise this opinion after the date hereof to reflect any changes (including changes that have retroactive effect) in applicable law or factual matters arising subsequent to the date hereof or the impact of any information, document, certificate, record, statement, representation, covenant, agreement or assumption relied upon herein that becomes untrue, incorrect, or incomplete.

Our opinion set forth above is based upon the existing provisions of the Code, applicable U.S. Treasury Regulations promulgated or proposed under the Code, published administrative rulings and procedures, judicial decisions and other applicable authorities, all as in effect on the date hereof, which are subject to change (possibly with retroactive effect) so as to affect the conclusions stated herein.

Our opinion is limited to the specific U.S. federal tax consequences of the Merger presented above. No opinion is expressed as to any transaction other than the Merger as described in the Agreement, including (i) any transaction undertaken in connection with the Merger and (ii) the Merger, if, to the extent relevant to our opinion, either all the transactions described in the Agreement are not consummated in accordance with the terms of the Agreement and without waiver or breach of any provisions thereof or all the factual statements, representations, warranties, and assumptions upon which we have relied are not true and accurate at all times. In addition, this opinion does not address any estate, gift, state, local or foreign tax consequences that may result from the Merger.

No ruling has been or will be requested from the Internal Revenue Service (the “Service”) concerning the U.S. federal income tax consequences of the Merger. In reviewing this opinion, you should be aware that the opinion set forth above represents our conclusions regarding the application of existing U.S. federal income tax law to the Merger. Further, if the facts vary from those relied upon (including if any representation, covenant, warranty or assumption upon which we have relied is inaccurate, incomplete, breached or ineffective), our opinion contained herein could be inapplicable. You should be aware that an opinion of counsel represents only counsel’s best legal judgment, and has no binding effect or official status of any kind, and that no assurance can be given that contrary positions may not be taken by the Service or that a court considering the issues would not hold otherwise.

This opinion is being delivered solely in connection with the Registration Statement. This opinion may not otherwise be relied upon or utilized for any other purpose or by any other person or entity without our prior written consent. However, we hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and to the references therein to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/S/ Fenwick & West LLP
Fenwick & West LLP
a limited liability partnership including
professional corporations

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